SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


Filed by the Registrant                              |X|
Filed by a Party other than the Registrant           |_|

Check the appropriate box:

|_|      Preliminary Proxy Statement
|_|      Confidential, for Use of the Commission Only
         (as permitted by Rule 14a-6(e)(2))
|X|      Definitive Proxy Statement
|_|      Definitive Additional Materials
|_|      Soliciting Material under Rule 14a-12

                                    CASTELLE
                (Name of Registrant as Specified In Its Charter)

                                       --
     (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|      No fee required.
|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:


    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


    (4) Proposed maximum aggregate value of transaction:


    (5) Total fee paid:


|_| Fee paid previously with preliminary materials:

|_| Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:


    (2) Form, Schedule or Registration Statement No.:


    (3) Filing Party:


    (4) Date Filed:

                                    CASTELLE
                           855 Jarvis Drive, Suite 100
                              Morgan Hill, CA 95037

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           To Be Held On May 28, 2004

To The Shareholders Of Castelle:

         Notice Is Hereby Given that the Annual Meeting of Shareholders of Castelle, a California corporation, will be held on Friday, May 28, 2004, at 10:00 a.m. local time at our corporate offices located at 855 Jarvis Drive, Suite 100, Morgan Hill, California, 95037 for the following purposes:

         1. To elect directors to serve for the ensuing year and until their successors are elected.

         2. To ratify the selection of PricewaterhouseCoopers LLP as our independent auditors for the year ending December 31, 2004.

         3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

         The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

         The Board of Directors has fixed the close of business on March 31, 2004 as the record date for the determination of shareholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                                           By Order of the Board of Directors






                                           Paul Cheng
                                           Chief Financial Officer and Secretary


Morgan Hill, California
April 29, 2004

--------------------------------------------------------------------------------
         ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.
--------------------------------------------------------------------------------

                                    CASTELLE
                           855 Jarvis Drive, Suite 100
                              Morgan Hill, CA 95037

                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF SHAREHOLDERS

                                  May 28, 2004

                 INFORMATION CONCERNING SOLICITATION AND VOTING

General

         The enclosed proxy is solicited on behalf of the Board of Directors of Castelle, a California corporation, for use at the Annual Meeting of Shareholders to be held on May 28, 2004, at 10:00 a.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at our corporate offices, located at 855 Jarvis Drive, Suite 100, Morgan Hill, California 95037. We intend to mail this proxy statement and accompanying proxy card on or about May 3, 2004 to all shareholders entitled to vote at the Annual Meeting.

Solicitation

         We will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to shareholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the company. No additional compensation will be paid to directors, officers or other regular employees for such services.

Voting Rights and Outstanding Shares

         Only holders of record of common stock at the close of business on March 31, 2004 (the "Record Date") will be entitled to notice of and to vote at the Annual Meeting. At the close of business on March 31, 2004 we had outstanding and entitled to vote 3,549,642 shares of common stock.

         Each holder of record on the Record Date will be entitled to one vote for each share held on all matters to be voted upon. With respect to the election of directors, shareholders may exercise cumulative voting rights. Under cumulative voting, each holder of common stock will be entitled to five votes for each share held. Each shareholder may give one candidate all the votes that shareholder is entitled to cast or may distribute his or her votes among as many candidates as the shareholder chooses. However, no shareholder will be entitled to vote for a candidate unless the candidate's name has been placed in nomination prior to the voting. No shareholder will be entitled to vote cumulatively unless at least one shareholder has given notice at the meeting, prior to the voting, of his or her intention to cumulate votes. Unless the proxyholders are otherwise instructed, shareholders, by means of the accompanying proxy, will grant the proxyholders discretionary authority to cumulate votes.

         All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions and broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter is approved.

Revocability of Proxies

         Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with our Secretary at our principal executive office, 855 Jarvis Drive, Suite 100, Morgan Hill, California 95037, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy. Please note, however, that if a shareholder's shares are held of record by a broker, bank or other nominee and that shareholder wishes to vote at the meeting, the shareholder must bring to the meeting a letter from the broker, bank or other nominee confirming the shareholder's beneficial ownership of the shares and that the broker, bank or other nominee is not voting the shares at the meeting.

Shareholder Proposals

         The deadline for submitting a shareholder proposal for inclusion in our proxy statement and form of proxy for our 2005 annual meeting of shareholders pursuant to Rule 14a-8 of the Securities and Exchange Commission 120 calendar days before the one year anniversary of the date of the proxy statement, or January 5, 2005. Shareholder proposals may be presented at the 2005 annual meeting the shareholders only if we have received adequate notice of such proposals at our principal executive offices no later than January 5, 2005. Proposals we receive after that date will be considered untimely and will not be presented at our 2005 annual meeting. Unless a shareholder who wishes to bring a matter before the shareholders at our 2005 annual meeting of shareholders notifies us of such matter prior to January 5, 2005, management will have discretionary authority to vote all shares for which it has proxies in opposition to such matter.

              [The Remainder of this Page Intentionally Left Blank]

                                   Proposal 1

                              Election Of Directors

         There are five nominees for the five Board positions presently authorized in our Bylaws. Each director to be elected will hold office until the next annual meeting of shareholders and until his successor is elected and qualified, or until such director's earlier death, resignation or removal. Each nominee listed below is currently a director of Castelle, having been elected by the shareholders, or in the case of Mr. Smith, appointed by the Board.

         Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the five nominees named below, with discretionary power with respect to any further nominees and to cumulate votes. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected and management has no reason to believe that any nominee will be unable to serve.

         The five candidates receiving the highest number of affirmative votes cast at the meeting will be elected as our directors. The minimum authorized number of directors is five, and there are no vacancies on the Board.

                        The Board Of Directors Recommends
                     A Vote In Favor Of Each Named Nominee.


NOMINEES

         The names of the nominees and certain information about them are set forth below:


     Name              Age                          Position
Donald L. Rich          62      Chairman of the Board
Scott C. McDonald       50      President, Chief Executive Officer and Director
Peter R. Tierney        59      Director, President and Chief Executive Officer
                                of Finaplex, Inc.
Robert H. Hambrecht     37      Managing Director of Corporate Finance,
                                W.R. Hambrecht + Company
Robert O. Smith         59      Former President and CEO of Digital Power
                                Corporation


         Set forth below is biographical information for each nominee.

Donald L. Rich

         Mr. Rich joined Castelle in November 1998 and served as Chief Executive Officer and President from November 1998 to April 2002. Mr. Rich became Chairman of the Board in May 1999, and has continued in that role since retiring as our CEO in April 2002. Mr. Rich served as Chief Financial Officer from April 1999 to March 2001 and Secretary from February 2000 to March 2001. From 1997 until November 1998, Mr. Rich was self-employed as a consultant. From 1993 through 1997, Mr. Rich was Chief Executive Officer and President of Talarian Corporation, a provider of real-time infrastructure software for the enterprise and the Internet. Prior to that, he held various sales and marketing management positions at Integrated Systems, Inc. and International Business Machines Corporation. Mr. Rich holds a BS degree in Mechanical Engineering from Purdue University and an MBA from the Stanford Graduate School of Business.

Scott C. McDonald

         Mr. McDonald has served as a director of Castelle since April 1999. Since April 2002, Mr. McDonald has been our President and Chief Executive Officer. From May 2001 to the first quarter of 2002, Mr. McDonald served on the board of directors for Octant Technologies and Digital Power Corporation and provided consulting services. From December 1999 to April 2001, Mr. McDonald served as the Chief Financial and Administrative Officer at Conxion Corporation, a network and internet services company. From 1997 to 1999, Mr. McDonald served on the board of directors for CIDCO Incorporated, Octant Technologies Inc. and Digital Power Corporation, in addition to providing consulting services to CIDCO Incorporated. From 1993 to 1997, Mr. McDonald was the senior operating and financial executive at CIDCO Incorporated, an innovator in advanced telephony products, serving as Executive Vice President, Chief Operating Officer, Chief Financial Officer and Secretary. From 1989 to 1993, Mr. McDonald was Chief Financial Officer and Vice President, Finance & Administration at Integrated Systems, Inc., a provider of embedded operating software and design automation tools. Prior to 1989, Mr. McDonald held financial management and investor relations positions with Computer Products, Inc., Compower Corporation, Monterey Federal Credit Union and the J.M. Smucker Company. Mr. McDonald currently serves on the board of directors of privately-held Octant Technologies, Inc. Mr. McDonald holds a BS in Accounting from the University of Akron and an MBA from Golden Gate University.

Peter R. Tierney

         Mr. Tierney has served as a director of Castelle since April 1999. He currently serves as President and Chief Executive Officer of Finaplex, Inc., a software company delivering the next generation of wealth management and brokerage processing platforms. Mr. Tierney was previously President & CEO of Sawyer Media Systems, a privately held business focused on delivering next generation media. Previously, Mr. Tierney spent four years as President and Chief Executive Officer of MarketFirst Software Corporation, a company that specializes in streamlining and maximizing the effectiveness of marketing programs. From 1991 to 1997, Mr. Tierney served as Chairman, President and CEO of Inference Corporation, a leading provider of self-service and knowledge management tools for the customer service and help desk industries. Prior to Inference, as Senior Vice President of Oracle Corporation, Tierney was responsible for worldwide marketing and served as a member of the Oracle Management Committee. Earlier in his career, Mr. Tierney served as Vice President of Marketing and Sales for Relational Technology (Ingres) Corporation and was Director of Marketing for the IBM Northwestern Region. Mr. Tierney also currently serves on the board of advisors of the privately-held company, The SoftAd Group. Mr. Tierney holds a bachelor's degree in management and economics from Northeastern University.

Robert H. Hambrecht

         Mr. Hambrecht has served as a director of Castelle since March 1998. Mr. Hambrecht was a founding partner of W.R. Hambrecht + Co., an investment banking firm, founded in January 1998, and is presently Managing Director of Corporate Finance. From 1996 through January 1998, Mr. Hambrecht was Vice President of H&Q Venture Partners, a venture capital firm. From 1994 to 1996, Mr. Hambrecht was employed by Unterberg Harris, an investment banking firm. Mr. Hambrecht also serves on the board of directors of five privately-held companies. Mr. Hambrecht earned a master's degree in public administration from Columbia University in 1993.

Robert O. Smith

         Mr. Smith has served as a director of Castelle since March 2004. From 1990 to 2004 he has served primarily as Chairman, President and CEO of Digital Power Corporation (Amex: DPW), makers of switching power supplies. Mr. Smith currently serves as a consultant to Digital Power Corporation. Prior to that, he held various senior-level management positions at Computer Products Inc., Harris Computer Systems, the J.M. Smucker Company and Ametek/Lamb Electric. Mr. Smith holds a bachelor's degree in business administration from Ohio University.

         The Board has made the following determination of the independence status of each of the Directors according to the applicable Marketplace Rules of The NASDAQ Stock Market as of the mailing date of the Proxy:

-------------------------------------- -----------------------------------------
|          Independent               | |              Not Independent          |
-------------------------------------- -----------------------------------------
|                                    | |              Donald L. Rich 1         |
-------------------------------------- -----------------------------------------
|                                    | |             Scott C. McDonald         |
-------------------------------------- -----------------------------------------
|        Peter R. Tierney            | |                                       |
-------------------------------------- -----------------------------------------
|      Robert H. Hambrecht           | |                                       |
-------------------------------------- -----------------------------------------
|                                    | |             Robert O. Smith 2         |
-------------------------------------- -----------------------------------------

         1 The Board has determined that Mr. Rich will become an independent director in April 2005, at which time three years will have passed following his retirement from employment with the company.

         2 Although the Board of Directors has determined that Mr. Smith will not be considered independent at the time of his initial appointment, the Board believes that Mr. Smith will become independent under the applicable Marketplace Rules of The NASDAQ Stock Market and Rule 10A-3 under the Securities Exchange Act of 1934, in November 2004. In November 2004, three years will have passed since Mr. Smith left the employment of Digital Power Corporation, on whose compensation committee Mr. McDonald sat while Mr. Smith was an executive officer.





              [The Remainder of this Page Intentionally Left Blank]

                                   PROPOSAL 2

                RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

         The Audit Committee and the Board of Directors has selected PricewaterhouseCoopers LLP as our independent auditors for the year ending December 31, 2003, and has further directed that management submit the selection of independent auditors for ratification by the shareholders at the Annual Meeting. PricewaterhouseCoopers LLP has audited our financial statements since Castelle's inception in 1987. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

         Shareholder ratification of the selection of PricewaterhouseCoopers LLP as our independent auditors is not required by our Bylaws or otherwise. However, the Board is submitting the selection of PricewaterhouseCoopers LLP to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of Castelle and its shareholders.

         The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and voting at the Annual Meeting (which shares voting affirmatively also constitute at least a majority of the required quorum) will be required to ratify the selection of PricewaterhouseCoopers LLP.

         The following is a summary of the fees billed to our company by PricewaterhouseCoopers for professional services rendered during the years ended December 31, 2003 and 2002.

                                                    2003             2002
                                               ---------------- ----------------
   Audit Fees                                      $140,000.00      $133,500.00
   Audit-Related Fees                                $5,000.00                -
   Tax Fees                                                  -                -
   All Other Fees                                            -       $27,204.00

         Audit Fees. Consists of fees billed for professional services rendered for the audit of our annual consolidated financial statements and review of the quarterly consolidated financial statements and services that are normally provided by PricewaterhouseCoopers in connection with statutory and regulatory filings or engagements.

         Audit-Related Fees. Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under "Audit Fees." These services include accounting consultations in connection with public offerings, internal control reviews, and consultations concerning financial accounting and reporting standards.

         Tax Fees. Consists of fees billed for professional services for tax compliance and tax advice. These services consist of assistance regarding federal, state and international tax compliance, assistance with the preparation of various tax returns, research and design tax study and international compliance.

         All Other Fees. Consists of fees for products and services other than the services reported above.




                        The Board Of Directors Recommends
                         A Vote In Favor Of Proposal 2.

                              SECURITY OWNERSHIP OF

                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information regarding the ownership of Castelle's common stock as of March 31, 2004 by: (i) each director and nominee for director; (ii) each executive officer named in the Summary Compensation Table; (iii) all executive officers and directors of Castelle as a group; and
(iv) all persons known by us to be beneficial owners of more than five percent of our common stock.


                                                      Beneficial Ownership (1)
                                                     Number of       Percent of
                          Beneficial Owner             Shares          Total
Entities affiliated with:
     J.P. Morgan Chase & Co., Inc. (2)                  387,219           10.9%
     560 Mission Street, 10th Floor
     San Francisco, CA 94105
Donald L. Rich (3)                                      435,000           10.9%
Scott McDonald (3)                                      306,543            8.4%
Eric Chen (3)                                            91,562            2.5%
Michael Petrovich (3)                                    79,000            2.2%
Paul Cheng (3)                                           69,270            1.9%
Robert Hambrecht (3)                                     48,010            1.3%
Peter Tierney (3)                                        40,000            1.1%
Richard Fernandez (3)                                    21,562            *
Robert O. Smith (3)                                       1,683            *
Edward Heinze(3)                                          4,062            *
All officers and directors as a group (10 persons)    1,095,009           24.9%



__________________________________
*        Less than one percent.

(1) This table is based upon information supplied by officers, directors and principal shareholders and Schedules 13D and 13G filed with the Securities and Exchange Commission (the "SEC"). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each shareholder named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 3,549,642 shares outstanding on March 31, 2004, the record date for this proxy, plus options exercisable within 60 days of March 31, 2004, for the person being measured.

(2) The named entity and the entities' respective general partners, directors, executive officers, members and/or managers, as applicable, disclaim beneficial ownership of any securities other than those directly held by such person.

(3) Includes shares subject to options exercisable within 60 days of March 31, 2004 as follows: 111,293 for Mr. McDonald, 40,000 for Mr. Hambrecht, 56,562 for Mr. Chen, 64,270 for Mr. Cheng, 75,000 for Mr. Petrovich, and 1,562 for Mr. Heinze. Represents shares subject to options exercisable within 60 days of March 31, 2004 as follows:
         435,000 for Mr. Rich, 40,000 for Mr. Tierney, 1,683 for Mr. Smith and 21,562 for Mr. Fernandez.

                             EXECUTIVE COMPENSATION

                            COMPENSATION OF DIRECTORS

Cash Compensation

         In 2003, each non-employee director receives a quarterly retainer of $2,500 and a per meeting fee of $1,000 for each quarterly board meeting attended. Non-employee directors are also reimbursed for their expenses incurred in connection with attending Board meetings.

Equity Compensation

         In 2003, each non-employee director received stock option grants under the 2002 Equity Incentive Plan (the "2002 Option Plan"), which superceded the 1995 Non-Employee Directors' Stock Option Plan, as amended through February 2000, and the 1988 Equity Incentive Plan, as amended through 1998 (collectively as the "Prior Option Plan"). Directors receive non-qualifying stock options under the 2002 Option Plan and Code.

         The 2002 Option Plan provides that each non-employee member of the Board of Directors, upon initial election to the Board, is automatically granted an option to purchase 10,000 shares of common stock at an exercise price equal to the then-current fair market value per share of our common stock. This initial option grant vests monthly in 12 equal installments, beginning one month after the date of grant provided that the optionee has continuously served as a director. On April 1 of each year (or the next business day should such date be a legal holiday), each member of the Board who is eligible for participation in the 2002 Option Plan is automatically granted an option to purchase 5,000 shares of common stock at an exercise price equal to the then-current fair market value per share of our common stock, without further action by us, the Board or our shareholders. This annual grant to non-employee members of the Board under the 2002 Option Plan vests monthly in 12 equal installments, beginning one month after the date of grant provided that the optionee has, during the entire period prior to such vesting date, continuously served as a director. The exercise price of options granted under the 2002 Option Plan is 100% of the fair market value of the common stock on the date of the option grant. The term of options granted under the 2002 Option Plan may not be longer than ten years.

         During 2003, we granted to each of Messrs. Hambrecht, Tierney and Rich options to purchase 5,000 shares at exercise prices of $2.96 per share under the 2002 Option Plan. In March 2004, we granted to Mr. Smith options to purchase 10,000 shares at an exercise price of $4.50 upon his initial election to the Board. The exercise prices were equal to the respective fair market values of such common stock on the date of grant (based upon the closing sale price reported on the NASDAQ SmallCap Market for the date of grant).

         Options which remain outstanding under the Prior Option Plan will accelerate under certain circumstances. In the event of a merger of Castelle with or into another corporation or a consolidation, acquisition of assets or other change-in-control transaction, vesting of option grants under the Prior Option Plan is accelerated and the option will terminate if not exercised prior to the consummation of the transaction.

Compensation of Executive Officers

Summary of Compensation

         The following table shows for the years ended December 31, 2003, 2002 and 2001, compensation awarded or paid to, or earned by, our Chief Executive Officer and the four other most highly compensated executive officers at December 31, 2003 whose total annual salary and bonus exceeded $100,000 (the "Named Executive Officers"):




                           SUMMARY COMPENSATION TABLE

                                                                                                      Long-Term
                                                                                                    Compensation
                                                               Annual Compensation                     Awards

Name and Principal                                                                                  Securities
                                                                                                    Underlying
Position                               Year         Salary        Bonus ($)(1)    Other($)(3)       Options (#)
--------                               ----         ------        ---------       -----------       -----------
Scott C. McDonald (2)                  2003        $200,000         $137,253             --            150,000
President, Chief Executive
Officer & Director
                                       2002         138,718           75,000             --            300,000
                                       2001              --               --             --                 --

Eric Chen                              2003         170,703           72,500             --             20,000
Sr. Vice President, Engineering &
Business Development
                                       2002         158,306           69,143        $24,784                 --
                                       2001         151,960           41,587             --             15,000

Paul Cheng                             2003         138,200           57,500             --             15,000
Vice President, Chief Financial
Officer and Secretary
                                       2002         132,239           57,643             --                 --
                                       2001         126,950           30,002             --             25,000

Richard Fernandez (4)                  2003         125,833           50,000             --              5,000
Vice President, Operations
                                       2002          70,000           31,625             --             45,000
                                       2001              --               --             --                 --

Michael Petrovich                      2003         110,650               --         76,125              5,000
Vice President,
Sales, International
                                       2002         115,304               --        110,842                 --
                                       2001         134,523               --         57,805                 --


     (1) Represents bonus amounts for services earned in the respective years but certain amounts were paid in the subsequent year.

     (2) Mr. McDonald became our CEO in April 2002.

     (3) 2002 Other includes $24,784 for Mr. Chen and $30,408 for Mr. Petrovich for cash paid out in lieu of personal time off. For Mr. Petrovich, "Other" includes $76,125 in sales commissions earned in 2003, $80,434 in sales commissions earned in 2002 and $57,805 in sales commissions earned in 2001. Portions of the earned commissions were paid in the subsequent year.

     (4) Mr. Fernandez joined our company in June 2002.


         As of March 31, 2004, As of March 31, 2004, 125,001 shares had been exercised by Mr. McDonald, 70,000 by Mr. Rich, 7,500 had been exercised by Mr. Petrovich, and 61,770 by Mr. Heinze under the Prior Option Plan.

Stock Option Grants and Exercises

         In 2003, we granted options to our executive officers under the 2002 Option Plan. As of December 31, 2003, options to purchase a total of 1,590,206 shares were outstanding under the Prior Option Plan and the 2002 Option Plan. There are no shares available for additional grants under the Prior Option Plan. We did not grant any stock appreciation rights, restricted stock awards or stock purchase rights during 2003.

         The following tables show for the year ended December 31, 2003, information regarding options granted to, exercised by, and held at year-end by the named executive officers:

                           OPTION GRANTS IN YEAR 2003

                                                      Individual Grants
                                                      -------------------
                                                                                           Potential Realizable Value at
                              Number of                                                           Assumed Annual Rates of Stock
                             Underlying     Total Options    Exercise or Base                        Price Appreciation
                             Securities     Percentage of                                             for Option Term (3)
Name and Principal            Options         Granted to     Price Per Share     Expiration          -------------------
Position                    Granted (#)     Employees (1)         ($) (2)           Date          5% ($)           10% ($)
--------                    ------------    ------------          -------           ----          ------           -------
Scott C. McDonald           150,000(4)            49.3%               $2.75      6/23/2010      $167,929           $391,346
Eric Chen                    20,000(5)             6.6%               $3.40      8/18/2010        27,683             64,513
Paul Cheng                   15,000(5)             4.9%               $3.40      8/18/2010        20,762             48,385
Richard Fernandez             5,000(5)             1.6%               $3.40      8/18/2010         6,921             16,129
Michael Petrovich             5,000(5)             1.6%               $3.40      8/18/2010         6,921             16,129



(1) Based on options to purchase an aggregate of 304,500 shares of common stock to employees in 2003.

(2) The exercise price is equal to 100% of the fair market value of common stock at the date of the grant.

(3) The potential realizable value is calculated based on the assumption that the stock price on the date of grant appreciates from the date of grant at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price. The 5% and 10% assumed rates of appreciation are derived from the rules of the U.S. Securities and Exchange Commission and do not represent our estimate or projection of future common stock prices.

(4) Mr. McDonald's option grant of 150,000 shares began vesting on 4/22/2003 and 1/36th vests each calendar month for 36 months from the aforementioned date.

(5) 25% vests on 8/18/2004 and the remaining portion vests in equal monthly installments over a 36-month period.

       AGGREGATE OPTION EXERCISES IN LAST YEAR AND YEAR-END OPTION VALUES

         The following table sets forth the number of shares of common stock subject to exercisable and unexercisable stock options held as of December 31, 2003 by each of the named executive officers.

                                                                      Number of Securities              Value of Unexercised
                                                                     Underlying Unexercised             In-the-Money Options
                                                                     Options at FY-End (#)                at FY-End ($)(1)
                             Shares Acquired         Value           ---------------------                ----------------
                             on Exercise (#)       Realized ($)    Exercisable    Unexercisable      Exercisable      Unexercisable
                             ---------------    ---------------    -----------    -------------      -----------      -------------
Scott C. McDonald......          100,000           $68,000            73,778          249,973          $95,621           $371,489
Eric Chen..............                -                 -            81,873           28,127          159,351             18,113
Paul Cheng.............                -                 -            57,915           27,085          122,828             27,943
Michael Petrovich......           17,500           $27,300            75,000            5,000          138,425                  -
Richard Fernandez.....                   -                 -          16,875           33,125           40,331             67,219
------------------------------------------------------------------------------------------------------------------------------------

(1)      Based on the fair market value of the common stock at December 31,2003 of $3.14 (closing sales price) minus the exercise price of the option.


              EMPLOYMENT SEVERANCE AND CHANGE OF CONTROL AGREEMENTS

         In November 1998, Castelle entered into employment and severance agreements with Donald L. Rich, both of which terminated in April 2002 following Mr. Rich's decision to retire as our Chief Executive Officer. Because Mr. Rich's retirement was entirely voluntary, he was not entitled to receive further payments under either his employment agreement or his severance agreement.

         In April 2002, Castelle entered into an employment agreement with Scott
C. McDonald, pursuant to which Mr. McDonald agreed to serve as our Chief Executive Officer. The employment agreement is not for a specified term and is terminable at will or without cause at any time upon written notice, subject to the conveyance of certain severance benefits to Mr. McDonald upon termination, as described below. The employment agreement provided for an annual base salary of $200,000, plus an annual bonus of up to a sum of $100,000, if performance criteria are met, or above $100,000 in the discretion of the Compensation Committee if performance criteria are exceeded. Mr. McDonald's annual base salary was adjusted by the Compensation Committee to $225,000 as of his one year anniversary date in April 2003, and his bonus arrangement was also revised (see "Report of the Compensation Committee of the Board of Directors on Executive Compensation" below). Mr. McDonald was originally granted options to purchase 300,000 shares of the common stock under our Prior Option Plan. The first option became one quarter vested after six months, with the remainder vesting over the next eighteen months. The second option becomes fully vested after three years. In 2003, Mr. McDonald received a grant to purchase additional shares of the company (see "Report of the Compensation Committee of the Board of Directors on Executive Compensation" below).

         We have also entered into a severance and transition benefit agreement with Mr. McDonald, pursuant to which we agreed that if we terminate Mr. McDonald without cause or if Mr. McDonald terminates his employment voluntarily for good cause, we are required to pay him 100% of his annualized salary and maintain the medical benefits conveyed to him for one year. In addition, 50% of Mr. McDonald's unvested options will become immediately vested. The agreement allows Mr. McDonald to terminate his employment for good cause if his responsibilities are materially diminished, base pay is reduced or potential bonus payments are materially reduced, the company fails to continue any benefit plan in which Mr. McDonald is participating without comparable replacement, our corporate headquarters is relocated more than 20 miles from its current location or we breach this agreement or Mr. McDonald's employment agreement. No payment will be due if Mr. McDonald is dismissed for cause. In the event of a change of control of Castelle, Mr. McDonald is eligible for a lump sum payment equal to six months of his base salary, in addition to any benefits that may be conveyed to Mr. McDonald upon termination, if he remains with us at least ninety days after a change in control and his employment is subsequently terminated for any reason.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The Compensation Committee currently consists of Robert H. Hambrecht and Peter R. Tierney, neither of whom are officers or employees. None of our executive officers currently serves or has served as a member of the Board of Directors or the Compensation Committee of any entity, or any executive officer of which serves on our Board of Directors or Compensation Committee, except as provided below. Mr. Scott C. McDonald served on the Compensation Committee of the Board of Digital Power Corporation ("Digital Power") at a time when Mr. Robert O. Smith served as Digital Power's Chief Executive Officer. Mr. Smith left the employment of Digital Power in November, 2001. Mr. Smith does not serve on our Compensation Committee.

              [The Remainder of this Page Intentionally Left Blank]

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
                            ON EXECUTIVE COMPENSATION

         (The information contained in this Report of the Compensation Committee shall not be deemed to be "soliciting material" or "filed" or incorporated by reference in future filings with the Securities and Exchange Commission, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any filing, except to the extent that Castelle specifically incorporates it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.)


         Our executive compensation program is administered by the Compensation Committee of the Board of Directors. The Committee currently consists of Robert
H. Hambrecht and Peter R. Tierney. Each is a non-employee director within the meaning of Section 16 of the Securities Exchange Act of 1934 and an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code. None of the members of the Compensation Committee has any interlocking relationships as defined by the Securities and Exchange Commission.

General Compensation Philosophy

         The Committee is responsible for determining compensation policies for our executive officers, including any stock-based awards to such individuals under the Prior Option Plan and the 2002 Option Plan. In determining executive officer compensation, the Compensation Committee considers corporate performance against our objectives.


         The Compensation Committee structures executive compensation packages with two objectives:

         o to ensure that the compensation and incentives provided to the executive officers are closely aligned with our financial performance and shareholder value; and

         o to attract and retain, through a competitive compensation structure, those key executives critical to the long-term success of the company


         For 2003, our executive compensation program included the following components: (i) base salary, (ii) options to purchase shares of common stock, and (iii) quarterly incentives in the form of cash bonuses.

Executive Compensation

         Stock Options. In addressing the first objective, the Compensation Committee utilizes stock option grants to executive officers to tie a portion of executive officer compensation directly to our stock price performance. The Compensation Committee believes that the grant of an equity interest in the company serves to link management interests with shareholder interests and to motivate executive officers to make decisions that are in the best interests of Castelle and the shareholders. The Board considers stock option grants to executive officers based on various factors, including (i) each officer's responsibilities, (ii) any changes in such responsibilities, (iii) past option grants and each officer's current equity interest in the company and (iv) individual or corporation performance. In 2003, our executive officers received options to purchase common stock at levels ranging from 5,000 to 150,000 shares.

         Base Salary and Cash Bonuses. The second objective of the overall executive compensation policy is addressed by a salary and bonus policy which is based on:

         o consideration of the salaries and total compensation of executive officers in similar positions with comparable companies in the industry;

         o the qualifications and experience of each executive officer;

         o the company's financial performance during the past year; and

         o each officer's performance against objectives related to their areas of responsibility.

The Compensation Committee periodically reviews individual base salaries of executive officers, and adjusts salaries based on individual job performance and changes in the officer's duties and responsibilities. In making salary decisions, the Board exercises its discretion and judgment based on these factors. No specific formula is applied to determine the weight of each factor, although the mix among the compensation elements of salary, cash incentive and stock options are biased toward stock options to emphasize the link between executive incentives and the creation of shareholder value as measured by the equity markets. Consequently, salaries and cash incentives may be in the low-range as compared to the comparable companies in the industry while stock options may be in the mid to high-range compared to comparable companies. The Chief Executive Officer provides the Board with recommendations for individual executive officers based upon an evaluation of their performance against objectives and responsibilities. The base salaries paid to three of our executive officers were increased in 2003 ranging from $10,000 to $25,000 per annum.

         The Compensation Committee believes that another key element of executive compensation should be the variable portion provided by cash incentive plans. The Board of Directors sets annual performance objectives for executives of the company, which are administered quarterly by the Chief Executive Officer. Our executive officer compensation plan is designed such that if we meet our stated objectives, executive officers receive the cash incentive part of their compensation. If we perform below our stated objectives, the cash incentive portion of the executive's compensation is significantly reduced, and may be eliminated altogether if performance is below defined thresholds. A substantially smaller portion of some executives' incentive compensation is based on performance against individual objectives. The actual cash bonus earned in 2003 by executive officers depended upon the extent to which our objectives were achieved. Because we obtained a certain percentage of such quarterly performance objectives, cash bonuses ranging from $50,000 to $137,253 were paid to executive officers for services performed during 2003.

Chief Executive Officer

         The Compensation Committee uses similar factors to those described above for the executive officers in setting the annual salary, stock option grant and cash incentives awarded to our Chief Executive Officer, Scott C. McDonald. Mr. McDonald is eligible to receive quarterly performance bonuses, in a total amount of up $150,000 per year. Payment of $75,000 or fifty percent (50%) of such bonus is contingent upon the company remaining profitable on an Earnings per Share basis. The remaining $75,000 or fifty percent (50%) of such bonus shall be granted in proportion to the company meeting the profit performance criteria set forth within the financial plans approved by the Compensation Committee and Board of Directors. In the event Mr. McDonald exceeds the performance criteria established by the Committee and Board in a given year (as determined by the Compensation Committee), Mr. McDonald will be eligible to earn bonuses that exceed a total of $150,000 for the year. Mr. McDonald was awarded cash bonuses totaling $137,253 in 2003. The Board awarded Mr. McDonald stock option grants totaling 150,000 shares during 2003.

Internal Revenue Code Section 162(m) Limitation

         Section 162(m) of the Internal Revenue Code, limits the tax deduction to $1 million for compensation paid to certain executive officers. Compensation in excess of $1 million may be deducted if it is performance-based compensation within the meaning of the Code. The Committee has determined that stock options granted under our Prior Option Plan with an exercise price at least equal to the fair market value of the common stock on the date of grant should, where practicable, be treated as "performance-based compensation," and the Prior Option Plan contains provisions designed to allow compensation recognized by an executive officer as a result of the grant of a stock option to be deductible by the company.

                                         2003 Compensation Committee

                                         ROBERT H. HAMBRECHT
                                         PETER R. TIERNEY

             REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

         (The information contained in this Report of the Compensation Committee shall not be deemed to be "soliciting material" or "filed" or incorporated by reference in future filings with the Securities and Exchange Commission, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any filing, except to the extent that Castelle specifically incorporates it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.)


         The Audit Committee has the responsibility, under delegated authority from the Board of Directors, for providing independent, objective oversight of our corporate accounting and reporting practices as well as the quality and integrity of our financial statements and reports. The Audit Committee acts under a written charter adopted and approved by the Board of Directors. The Audit Committee was comprised of three non-employee directors (see section "Board Committees and Meetings" above).

         Management is responsible for our internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of our financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

         In this context, the Audit Committee has met and held discussions with management and the independent auditors. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed our consolidated financial statements for the year ended December 31, 2003 with management and the independent auditors. In addition, the Audit Committee has discussed with the independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, has received and reviewed the written disclosures and the letter from the independent public auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, has reviewed and negotiated applicable audit fees, has discussed with the independent auditors their independence, and has undertaken the additional communications, review and other requirements and activities mandated by those provisions of the Sarbanes-Oxley Act of 2002 which have been adopted.

         Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the financial statements referred to above be included in our Annual Report on Forms 10-K for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

                                      Audit Committee of the Board of Directors

                                      ROBERT H. HAMBRECHT
                                      DONALD L. RICH
                                      PETER R. TIERNEY

PERFORMANCE MEASUREMENT COMPARISON1

         The following graph shows the total shareholder return of an investment of $100 in cash on December 31, 1998 for (i) our common stock, (ii) the NASDAQ Stock Market Index (U.S. Companies) and (iii) the NASDAQ Computer Manufacturer Stock Index. All values assume reinvestment of the full amount of all dividends and are calculated as of December 31 of each year:

                 Comparison of 5 year Cumulative Total Return*
              Among Castelle, The NASDAQ Stock Market (U.S.) Index
                   and the NASDAQ Computer Manufacturers Index

                                                 Cumulative Total Return
                                   ---------------------------------------------------
                                   12/98    12/99    12/00    12/01    12/02    12/03
                                   -----    ------   ------   ------   ------   ------
CASTELLE                           100.00   187.50   106.30    75.00   109.00   314.00
NASDAQ STOCK MARKET (U.S.)         100.00   186.20   126.78    96.96    68.65   108.18
NASDAQ COMPUTER MANUFACTURERS      100.00   212.51   133.24    76.84    54.33    87.83


*$100 invested on 12/31/98 in stock of index-including reinvestment of dividends. Fiscal year ending December 31.

Copyright (c) Standard & Poor's, a division of The McGraw-Hill Companies, Inc. All rights reserved.
www.researchdatagroup.com/S&P.htm





         The information contained above shall not be deemed to be "soliciting material" or "filed" or incorporated by reference in future filings with the Securities and Exchange Commission, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any filing, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

                              CORPORATE GOVERNANCE

BOARD COMMITTEES AND MEETINGS

         During 2003, the Board of Directors held four meetings and acted three times by unanimous written consent. The Board has an Audit Committee, a Compensation Committee, an Executive Committee and a Nominating Committee.

         During 2003, each Board member attended 75% or more of the aggregate number of meetings of the Board and committees on which he served.

         The Audit Committee meets at least annually with our management and independent auditors to review the results of the annual audit and discuss the financial statements, recommends to the Board the independent auditors to be retained, reviews, negotiates and approves audit fees, oversees the independence of the independent auditors, evaluates the independent auditors' performance and receives and considers the independent auditors' comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. The Audit Committee pre-approves all audit services to be performed by any accounting firm, including our independent auditors, and all non-audit services to be provided by our independent auditors, and provides the Board of Directors such additional information and materials as it may deem necessary to make the Board aware of significant financial, accounting, and internal control matters that require the attention of the Board. During 2003, the Audit Committee was composed of three non-employee directors, Messrs. Hambrecht, Rich and Tierney. Mr. Hambrecht serves as Chairman of the Audit Committee.

         The Board of Directors has determined that Messrs. Hambrecht and Tierney are independent for Audit Committee purposes pursuant to the applicable Marketplace Rules of The NASDAQ Stock Market and Rule 10A-3 under the Securities Exchange Act of 1934. While Mr. Rich is not independent for Audit Committee purposes, he has been a member of the Audit Committee pursuant to an exception to the applicable Marketplace Rules of The NASDAQ Stock Market that will expire at the time of the impending Annual Meeting of Shareholders, and accordingly his last day of service on the Audit Committee will be May 28, 2004. At that time, the Board intends to appoint Mr. Robert O. Smith to the Audit Committee. Although the Board of Directors has determined that Mr. Smith will not be considered independent for audit committee purposes at the time of his initial appointment, the Board believes that Mr. Smith will become independent under the applicable Marketplace Rules of The NASDAQ Stock Market and Rule 10A-3 under the Securities Exchange Act of 1934, in November 2004. Until such time, Mr. Smith will serve on the Audit Committee under an exception to the applicable rules of The NASDAQ Stock Market. The Board has determined that Mr. Smith's membership on the Audit Committee is required by and in the best interests of the company and its shareholders due to Mr. Smith's expertise, knowledge and experience in the industry and his knowledge of financial and accounting matters.

         The Board of Directors has determined that each member is qualified as an audit committee financial expert pursuant to Item 401(h) of Regulation S-K and as a financially sophisticated audit committee member under Rule 4350(d)(2)(A) of the Marketplace Rules of The NASDAQ Stock Market. The Audit Committee acts pursuant to a written charter adopted by the Board, which is attached to this Proxy Statement as Appendix A. The Audit Committee met four times during 2003 and acted once by unanimous written consent.

         The Compensation Committee makes recommendations concerning salaries and incentive compensation, authorizes stock option awards to employees and consultants under our stock option plans and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. The Compensation Committee is composed of two outside directors:
Messrs. Hambrecht and Tierney. Mr. Tierney serves as the Chairman of the Compensation Committee, and the Board of Directors has determined that each of the members of the Compensation Committee is independent as defined in the applicable Marketplace Rules of The NASDAQ Stock Market. The Compensation Committee held one meeting and acted two times by unanimous written consent during 2003

         The Executive Committee makes recommendations to the Board of Directors on projects assigned by the Board of Directors. The Executive Committee is composed of three directors, Messrs Rich, Hambrecht and

McDonald. The Executive Committee held no meetings during 2003 and took no action by unanimous written consent.

         The Nominating Committee identifies, evaluates and nominates candidates for consideration for appointment or election as members of the Board, makes recommendations regarding the structure and composition of the Board and committees of the Board, and oversees the evaluation of the Board and committees of the Board. The Board of Directors has adopted a written charter for the Nominating Committee, a current copy of which is available on our website at http://www.castelle.com/corporate/governance.htm, under the "Investor Relations" page. Please note that information on the company web site is not incorporated by reference into this Proxy Statement. The Nominating Committee is composed of two directors, Messrs. Hambrecht and Tierney. Mr. Tierney serves as the Chairman of the Nominating Committee, and the Board of Directors has determined that each of the members of the Nominating Committee is independent as defined in the applicable Marketplace Rules of The NASDAQ Stock Market. The Nominating Committee was formed in 2004, held no meetings during 2003 and took no action by unanimous written consent.


DIRECTOR NOMINATION

         In evaluating potential director candidates, the Nominating Committee considers the appropriate balance of experience, skills and characteristics required of the Board of Directors and seeks to ensure that at least a majority of the directors are independent under the applicable Marketplace Rules of The NASDAQ Stock Market, Inc. The Nominating Committee selects director nominees based on their personal and professional integrity, depth and breadth of experience, ability to make independent analytical inquiries, understanding of our business, willingness to devote adequate attention and time to duties of the Board of Directors and such other criteria as is deemed relevant by the Nominating Committee. Castelle believes that the backgrounds and qualifications of the directors, considered as a group, should provide a diverse mix of experience, knowledge and skills.

         In identifying potential director candidates, the Nominating Committee relies on recommendations made by current directors and officers. In addition, the Nominating Committee may engage a third party search firm to identify and recommend potential candidates.

         Finally, the Nominating Committee will consider candidates recommended by shareholders.

         Any shareholder wishing to recommend a director candidate for consideration by the Nominating Committee must provide written notice to the Corporate Secretary at our principal executive offices located at 855 Jarvis Drive, Suite 100, Morgan Hill, CA 95037 by the time of the deadline set forth below. Any such notice should clearly indicate that it is a recommendation of a director candidate by a shareholder and must set forth (i) the name, age, business address and residence address of the recommended candidate, (ii) the principal occupation or employment of such recommended candidate, (iii) the class and number of shares of the corporation which are beneficially owned by such recommended candidate, (iv) a description of all understandings or arrangements between the shareholder and the recommended candidate and any other person or persons pursuant to which the recommendations are to be made by the shareholder and (v) any other information relating to such recommended candidate that is required to be disclosed in solicitations of proxies for the election of directors. In addition, such notice must contain (i) a representation that the shareholder is a holder of record of Castelle stock entitled to vote at such meeting, (ii) the name and address, as they appear on our books, of the shareholder proposing such nomination, (iii) the class and number of shares of our common stock that are beneficially owned by such shareholder, (iv) any material interest of the shareholder in such recommendation and (v) any other information that is required to be provided by the shareholder pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, in such shareholder's capacity as proponent of a shareholder proposal. We require that any such recommendations for inclusion in our proxy materials for our 2005 Annual Meeting of Shareholders be made not later than January 5, 2005 to ensure adequate time for meaningful consideration by the committee. See "Shareholder Proposals" for additional information regarding deadlines for submitting proposals. Properly submitted recommendations will be forwarded to our Nominating Committee for review and consideration. Assuming that a shareholder recommendation complies with the above process and contains the information required above, the Nominating Committee will evaluate a candidate recommended by a shareholder according to its processes and criteria established in its sole discretion.

ATTENDANCE AT ANNUAL MEETINGS

         Castelle invites all of its directors to attend our annual meetings of shareholders. Two directors attended the annual meeting of shareholders held on May 29, 2003.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

              The Board of Directors maintains a process for shareholders to communicate with the Board of Directors or with individual directors. Shareholders who wish to communicate with the Board of Directors or with individual directors should direct written correspondence to our Corporate Secretary at our principal executive offices located at 855 Jarvis Drive, Suite 100, Morgan Hill, CA 95037. Any such communication must contain (i) a representation that the shareholder is a holder of record of stock of the corporation, (ii) the name and address, as they appear on the corporation's books, of the shareholder sending such communication and (iii) the class and number of shares of the corporation that are beneficially owned by such shareholder. The Board has charged the Corporate Secretary to determine in his discretion whether the communication is appropriate for director, committee or board consideration. The Corporate Secretary is required to direct certain communications, including all communications regarding personal grievances, administrative matters, the conduct of the company's normal business operations, billing issues, product or service related inquiries, order requests and similar issues to the appropriate individual within the company. The Corporate Secretary will forward all other communications to the Board of Directors, or the Board member addressee, or to the director or committee of the Board appointed to handle such communications, except for communications deemed unduly hostile, threatening, illegal or inappropriate, in which case the Corporate Secretary has the authority to discard the communication or to take appropriate legal action regarding such communication.

CODE OF CONDUCT AND ETHICS

         Castelle has adopted a Code of Conduct and Ethics that applies to all officers, directors, and employees. Our Code of Conduct and Ethics is posted on our website under the "Investor Relations" page at http://www.castelle.com/corporate/governance.htm. Please note that information on the company web site is not incorporated by reference into this Proxy Statement.

             [The Remainder of this Page Intentionally Left Blank]

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Other than the relationships described below, and in the sections entitled "Executive Compensation" and "Employment Severance and Change of Control Agreements," since January 1, 2003, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or will be a party in which the amount involved exceeded or will exceed $60,000 and in which any director, executive officer, holder of more than 5% of our common stock or any member of his or her immediate family had or will have a direct or indirect material interest.

         In January 2001, we engaged W.R. Hambrecht + Co. ("WRH + Co."), an investment bank in which Mr. Hambrecht, one of our directors, is a partner, to provide certain financial advisory services. WRH + Co. rendered an insignificant level of services to the company under this arrangement, and the agreement was terminated in 2001. Also, WRH + Co. has been selected to perform certain stock repurchase services for us, as part of our common stock repurchase program announced on October 16, 2002. During 2003, WRH + Co. had rendered an insignificant level of services to the company through these services.

         Our Bylaws provide that we will indemnify directors and executive officers to the fullest extent permitted by California law. Under our Bylaws, indemnified parties are entitled to indemnification for negligence, gross negligence and otherwise to the fullest extent permitted by law. The Bylaws also require us to advance litigation expenses in the case of legal proceedings, against an undertaking by the indemnified party to repay such advances if it is ultimately determined that the indemnified party is not entitled to indemnification.

             [The Remainder of this Page Intentionally Left Blank]

                      EQUITY COMPENSATION PLAN INFORMATION

         The following table sets forth certain information, as of December 31, 2003, concerning securities authorized for issuance under all equity compensation plans of Castelle:

----------------------------------------- --------------------------- -------------------------- ---------------------
                                           Number of securities to        Weighted average
                                           be issued upon exercise        exercise price of           Number of
                                           of outstanding options,      outstanding options,     securities remaining
                                             warrants and rights         warrants and rights          for future
                                                                                                      issuance
----------------------------------------- --------------------------- -------------------------- ---------------------
Equity   incentive   plans  approved  by                   1,590,206                      $1.38              546,500*
security holders
----------------------------------------- --------------------------- -------------------------- ---------------------
Equity  compensation  plans not approved                         -0-                        n/a                   -0-
by security holders
----------------------------------------- --------------------------- -------------------------- ---------------------
         Total                                             1,590,206                      $1.38               546,500
----------------------------------------- --------------------------- -------------------------- ---------------------

         * Represents 546,500 shares available for issuance under our 2002 Equity Incentive Plan

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than ten percent of the common stock, to file with the SEC initial reports of ownership and to file reports of changes in ownership of common stock. Officers, directors and greater than ten percent shareholders are required to furnish us with copies of all
Section 16(a) forms they file.

         To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the year ended December 31, 2003 all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with, except that Michael Petrovich filed a Form 4 related to the exercise of 17,500 shares late by two business days and Edward Heinze filed a Form 4 related to the exercise and sale of 26,352 shares late by four business days.


                                  OTHER MATTERS

         The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                       By Order of the Board of Directors






                                        /s/Paul Cheng
                                        Chief Financial Officer and Secretary



April 29, 2004


A copy of Castelle's Annual Report to the Securities and Exchange Commission on Form 10-K for the year ended December 31, 2003 is available without charge upon written request to: Corporate Secretary, Castelle, 855 Jarvis Drive, Suite 100, Morgan Hill, CA 95037.

                                 CHARTER OF THE
                                 AUDIT COMMITTEE
                                     OF THE
                              BOARD OF DIRECTORS OF
                                    CASTELLE


I.       Purpose and Authority

         The Audit Committee (the "Committee") of the Board of Directors (the "Board") of Castelle (the "Company") is appointed by the Board to oversee the accounting and financial reporting processes of the Company and audits of the financial statements of the Company. The Committee's principal functions are to:

         o monitor the periodic reviews and audits of the adequacy of the accounting and financial reporting processes and systems of internal control that are conducted by the Company's independent auditors and the Company's financial and senior management;

         o appoint and review, and evaluate the independence and performance of, the Company's independent auditors; and

         o facilitate communication among the Company's independent auditors and the Company's financial and senior management.

         The Committee will fulfill these functions primarily by carrying out the activities enumerated in Part IV of this charter. In order to serve these functions, the Committee shall have unrestricted access to Company personnel and documents, shall have authority to direct and supervise an investigation into any matters within the scope of its duties, and shall have authority to engage and determine funding for such independent counsel, experts and other advisers as it determines to be necessary or appropriate to carry out its responsibilities and duties. The Company will provide for appropriate funding, as determined by the Committee, in its capacity as a committee of the Board, for payment of (a) compensation to the public accounting firm engaged for the purpose of rendering or issuing an audit report or performing other audit, review or attest services for the Company; (b) compensation to any advisers employed by the Committee referenced above; and (c) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

         While the Committee has the responsibilities and powers set forth in this charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the Company's independent auditors.

II.      Membership

         All members of the Committee will be appointed by, and shall serve at the discretion of, the Board. Unless a chair is elected by the full Board, the members of the Committee may designate a chair by majority vote of the Committee membership.

         The Committee shall consist of three or more members of the Board, with the exact number being determined by the Board. Each member of the Committee shall be "independent" as defined by applicable law, the rules of the Securities and Exchange Commission and the rules of The Nasdaq Stock Market, as they may be amended from time to time (collectively, the "Rules"), except as otherwise permitted thereby. Each member of the Committee shall have the ability to read and understand fundamental financial statements and at least one member shall be a financial expert or have financial sophistication to the extent as may be required by the Rules.

III.     Meetings

         Meetings of the Committee shall be held from time to time as determined by the Board and/or the members of the Committee. The Committee should periodically meet with he independent auditors out of the presence of management about internal controls, the fullness and accuracy of the Company's financial statements and any other matters that the Committee or these groups believe should be discussed privately with the Committee. The Committee members, or the Chairman of the Committee on behalf of all of the Committee members, should communicate with management and the independent auditors on a quarterly basis in connection with their review of the Company's financial statements.

IV.      Responsibilities and Duties

         The following shall be the principal recurring processes of the Committee in carrying out its oversight responsibilities. These processes are set forth as a guide with the understanding that the Committee may supplement them as appropriate and may establish policies and procedures from time to time that it deems necessary or advisable in fulfilling its responsibilities.

1. Review the Company's quarterly and annual financial statements, including any report or opinion by the independent auditors, prior to distribution to the public or filing with the Securities and Exchange Commission.

2. In connection with the Committee's review of the annual financial statements:

         o Discuss with the independent auditors, management of the financial statements and the results of the independent auditors' audit of the financial statements.

         o Discuss any items required to be communicated by the independent auditors in accordance with Statement of Accounting Standards No. 61, as amended - or such other relevant standards or requirements then in effect. These discussions should include the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles, the reasonableness of significant judgments, the clarity of the disclosures in the Company's financial statements and any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

3. In connection with the Committee's review of the quarterly financial statements:

         o Discuss with the independent auditors and management the results of the independent auditors' review of the quarterly financial statements in accordance with SAS No. 100 - or such other relevant standards or requirements then in effect.

         o Discuss significant issues, events and transactions and any significant changes regarding accounting principles, practices, judgments or estimates with management and the independent auditors, including any significant disagreements among management and the independent auditors.

4. Receive from the independent auditors and review a report of: (a) all critical accounting policies and practices to be used; (b) all alternative treatments within generally accepted accounting principles for policies and practices related to material items that have been discussed with management of the Company, including ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the independent auditors; and (c) other material written communications between the independent auditors and the management of the Company, such as any management letter or schedule of unadjusted differences.

5. Discuss any comments or recommendations of the independent auditors outlined in their annual management letter. Approve a schedule for implementing any recommended changes and monitor compliance with the schedule.

6. Discuss with the independent auditors and management their periodic reviews of the adequacy of the Company's accounting and financial reporting processes and systems of internal control, including the adequacy of the systems of reporting to the Committee by each group.

7. Appoint, determine the compensation and funding for, retain, and oversee the work of any public accounting firm engaged by the Company (including resolution of disagreements between management and the accounting firm regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company. Review the independence, performance, experience and qualifications of the independent auditors.

8. Preapprove all auditing services and permissible non-audit services (subject to any de minimus or other exceptions allowed by applicable law and rules) provided to the Company by the independent auditors. Before the independent auditors are engaged by the Company to render auditing or non-audit services, the engagement must either (a) be approved by the Committee or (b) if the services do not respect the provision of audit, review or attest services, satisfy any de minimus or other exceptions allowed by applicable law and rules or (c) be entered into pursuant to preapproval policies and procedures established by the Committee, provided that the policies and procedures are detailed as to the particular service and the Committee is informed of each service and such policies and procedures do not include delegation of the Committee's responsibilities under the Securities Exchange Act of 1934 to the Company's management. For example, the Committee may delegate the authority to grant preapproval of auditing and non-audit services to one or more designated independent members of the Committee; provided, that the decisions of any member to whom authority is delegated to preapprove an activity must be presented to the full Committee at each of its scheduled meetings.

9. Resolve disagreements between management and the independent auditors regarding financial reporting.

10. Periodically consult with the independent auditors out of the presence of management about internal controls, the fullness and accuracy of the Company's financial statements and any other matters that the Committee or these groups believe should be discussed privately with the Committee.

11. Communicate with the Company's independent auditors about the Company's expectations regarding its relationship with the auditors, including the following: (i) the independent auditors' ultimate accountability to the Committee; and (ii) the sole authority and responsibility of the Committee to select, evaluate and, where appropriate, replace the independent auditors.

12. Review and approve processes and procedures to ensure the continuing independence of the Company's independent auditors. These processes shall include obtaining and reviewing, on an annual basis, a letter from the independent auditors describing all relationships between the independent auditors and the Company required to be disclosed by Independence Standards Board Standard No. 1, reviewing the nature and scope of such relationships and discontinuing any relationships that the Committee believes could compromise the independence of the auditors.

13. Review the independent auditors' audit plan.

14. Review and approve all transactions between the Company and any related-party, as such term is defined in applicable law.

15. Receive from each of the Company's principal executive officer or officers and each of the Company's principal financial officer or officers, or persons performing similar functions, and review, a report of: (a) all significant deficiencies in the design or operation of internal controls which could adversely affect the Company's ability to record, process, summarize and report financial data; and (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls.

16. Periodically review the status of any legal matters that could have a significant impact on the Company's financial statements.

17. Annually prepare a report to the Company's stockholders for inclusion in the Company's annual proxy statement as required by the rules and regulations of the Securities and Exchange Commission, as they may be amended from time to time.

18. Establish procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (b) the confidential and anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

19. Review and reassess the adequacy of the Committee's charter periodically. Submit the charter to the Company's Board of Directors for review and include a copy of the charter as an appendix to the Company's proxy statement as required by the rules and regulations of the Securities and Exchange Commission, as they may be amended from time to time (currently, once every three years).

20. Perform any other activities required by applicable law, rules or regulations, including the rules of the Securities and Exchange Commission and any stock exchange or market on which the Company's Common Stock is listed, and perform other activities that are consistent with this charter, the Company's Bylaws and governing laws, as the Committee or the Board deems necessary or appropriate.


V. Minutes:

         The Committee will maintain written minutes of meetings and periodically report to the Board of Directors on significant matters related to the Committee's responsibilities.

             [The Remainder of this Page Intentionally Left Blank]

                                    CASTELLE

                         Annual Meeting of Shareholders
                           to be held on May 28, 2004

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Scott C. McDonald and Paul Cheng, and each of them, as the Proxyholders, each with full powers of substitution and resubstitution, and hereby authorizes them to represent and to vote, as designated below, all shares of common stock of Castelle (the "Corporation") that the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Corporation (the "Meeting") to be held on May 28, 2004, at 10:00 a.m. local time, at the Corporation's corporate offices located at 855 Jarvis Drive, Suite 100, Morgan Hill, California 95037, and at any and all postponements, continuations and adjournments thereof.

         This Proxy, when properly executed and returned in a timely manner, will be voted at the Meeting and any adjournment or postponement thereof in the manner described herein. If no contrary indication is made, the proxy will be voted FOR the Board of Director nominees, and FOR Proposal 2 and in accordance with the judgment and in the discretion of the persons named as Proxyholders herein on any other business that may properly come before the Meeting or any adjournment or postponement thereof, to the extent authorized by Rule 14a-4(c) promulgated under the Securities Exchange Act of 1934. In exercising this proxy to elect members of the Board of Directors, the proxy holders may vote shares cumulatively in such fashion as they determine in their discretion.

                       PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.



-----------------------                                    ---------------------
                 CONTINUED AND TO BE SIGNED AND DATED ON REVERSE SIDE
       SEE                                                            SEE
      REVERSE                                                       REVERSE
       SIDE                                                           SIDE
-----------------------                                    ---------------------

                                   DETACH HERE

|X|         Please mark
            votes as in this
            example.


The Board of Directors unanimously recommends that you vote FOR the Board of Director nominees and FOR Proposal 2.

                                                   |_|  MARK HERE FOR ADDRESS
                                                        CHANGE AND NOTE BELOW

1. Election of Directors.


           Nominees: Donald L. Rich, Scott C. McDonald, Peter R. Tierney,
                     Robert H. Hambrecht and Robert O.Smith

   |_|     FOR all nominees                   |_|    WITHHOLD from all nominees

           To withhold authority to vote for any individual nominee, strike a line through that nominee's name.

2. Proposal to ratify the appointment of PricewaterhouseCoopers LLP as independent auditors for 2004.
              FOR          AGAINST          ABSTAIN
              |_|            |_|              |_|
In addition, this proxy card grants discretionary authority on such other matters that may be presented at the annual meeting for a vote of the shareholders.

Please sign exactly as your name appears on this Proxy. If more than one name appears, all persons so designated should sign. Attorneys, executors, administrators, trustees and guardians should indicate their capacities. If the signer is a corporation, please print full corporate name and indicate capacity of duly authorized officer executing on behalf of the corporation. If the signer is a partnership, please print full partnership name and indicate capacity of duly authorized person executing on behalf of the partnership. Please date this Proxy.

Signature:                                              Date:
           -----------------------------------          ------------------------

Printed Name:
           -----------------------------------

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THIS PROXY CARD AND RETURN IT PRIOR TO THE MEETING IN THE ENCLOSED ENVELOPE.

                                 (Reverse Side)